Exhibit 10.1

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement (this “Amendment”) is made as of July 1, 2005 by and among IDX Information Systems Corporation, a Vermont corporation (“Acquiror Parent”), IDX R&D Israel Ltd., an Israeli company (“Acquiror Sub,” and collectively with Acquiror Parent, “Acquiror”), RealTimeImage Ltd., an Israeli company (the “Parent”), RealTimeImage, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (the “Sub”) and HTI Associates, LLC (the “Shareholders’ Agent”).

RECITALS

A. The parties hereto have entered into that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) as of April 27, 2005 pursuant to which Acquiror purchase certain assets, and agreed to assume certain liabilities of, Parent and Sub (the “Asset Purchase”).

B. The parties desire to amend the Asset Purchase Agreement in certain respects to reflect recent developments subsequent to the execution of the Asset Purchase Agreement and prior to the closing of the Asset Purchase and to clarify the intent of the parties with respect to certain matters.

NOW, THEREFORE, the parties agree as follows:

AGREEMENT

1. Definitions. Capitalized terms that have not been defined in this Amendment shall have the same meanings as given to such terms in the Asset Purchase Agreement.

2. Amendments to Definitions.

(a) The definition of “Purchase Price” set forth in Section 1.1 of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

“ “Purchase Price” means $16,081,000, plus VAT, if any.”

(b) The definitions “Accounts Receivable”, “Seller Current Assets”, “Seller Current Liabilities”, “Working Capital”, “Working Capital Reduction” set forth in Section 1.1 of the Asset Purchase Agreement shall be deleted in their entirety.

3. Purchased Assets. Section 1.2(v) of the Asset Purchase Agreement shall be deleted in its entirety.

4. Excluded Assets.

(a) Section 1.3(ii) of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

“(ii) all cash and cash equivalent assets of each Seller;”

(b) Section 1.3(iii) of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

“(iii) all accounts, notes and other receivables owned by each Seller;”

5. Assumed Liabilities. Section 1.4(ii) of the Asset Purchase Agreement shall be deleted in its entirety.

6. Excluded Liabilities. Section 1.5 of the Asset Purchase Agreement is hereby amended by the addition of the following new subclause (xiv) at the end of Section 1.5:

“(xiv) all accounts payable of each Seller.”

7. Purchase Price. Section 1.7 of the Asset Purchase Agreement is hereby amended by the deletion of subclauses (b) through (e) of Section 1.7 in their entirety and all references in the other provisions of the Asset Purchase Agreement to “Adjusted Closing Balance Sheet”, “Post-Closing Asset/Liability Determination” and “Dispute Notice” shall be deleted.

8. Closing Deliverables. Section 1.10(xiii) of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

“(viii) the Closing Balance Sheet (as such term is defined in Section 5.19);”

9. Closing Financial Information. Section 5.19(b) of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

“(b) Sellers shall prepare and deliver to Acquiror, one (1) business day prior to the Closing, an estimated consolidated balance sheet of Sellers prepared in accordance with GAAP as of the Closing Date (the “Closing Balance Sheet”). The presentation of the Closing Balance Sheet shall be made according to the line items for assets and liabilities as are set forth on the balance sheet of Parent dated December 31, 2004 contained in the Financial Statements. The Closing Balance Sheet shall be accompanied by such supporting documentation, information and calculations as necessary to verify and determine the amount of the assets and liabilities reflected thereon.”

10. Accounts Receivable. Section 5.27 of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

“Accounts Receivable. For a period of three (3) months following the Closing Date, Acquiror shall make the Transferred Individuals available to provide reasonable assistance to Sellers to collect amounts due with respect to trade accounts receivable of Sellers that are Excluded Assets hereunder (the “Retained Receivables”) (without the necessity of (i) resorting to litigation, arbitration or mediation, (ii) providing any incentives to account debtors, financial or otherwise, or (iii) taking actions to penalize account debtors for failure to pay such Retained Receivables). Parent shall pay Acquiror an amount equal to 15% of the total amount collected with respect to each such Retained Receivable. Acquiror will promptly deliver to Parent any payments received from third parties in connection with Retained Receivables (after deducting 15% of any such payment which deducted amount shall be retained by Acquiror).”

11. Accounts Payable. As soon as practicable after the Closing, each Seller shall promptly discharge all outstanding trade accounts payable of such Seller.

12. Indemnifiable Matters. Section 8.2(vii) of the Asset Purchase Agreement shall be deleted in its entirety.

13. Entire Agreement. Except as specifically modified hereby, all terms and conditions of the Asset Purchase Agreement shall remain in full force and effect, unmodified in any way. This Amendment shall be deemed to form an integral part of the Asset Purchase Agreement. In the event of any inconsistency or conflict between the provisions of the Asset Purchase Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the “Agreement” in the Asset Purcahse Agreement shall hereinafter refer to the Asset Purchase Agreement as amended by this Amendment.

14. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Amendment will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of both parties reflected hereon as signatories.

15. Facsimile Signatures. This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

16. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to carry into effect the intents and purposes of this Amendment.

17. Successors and Assigns. None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Amendment will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

18. Governing Law. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Amendment, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

19. Titles and Headings. The titles, captions and headings of this Amendment are included for ease of reference only and will be disregarded in interpreting or construing this Amendment.

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IN WITNESS WHEREOF, Acquiror Parent, Acquiror Sub, Parent, Sub and the Shareholders’ Agent have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

IDX INFORMATION SYSTEMS CORPORATION

By:	/s/ John A. Kane
Name:	John A. Kane
Title:	Senior Vice President & CFO

IDX R&D ISRAEL LTD.

By:	/s/ John A. Kane
Name:	John A. Kane
Title:	Senior Vice President & CFO

REALTIMEIMAGE LTD.

By:	/s/ Zvi Eintracht
Zvi Eintracht, Chief Executive Officer and Director

By:	/s/ Adi Raviv
Adi Raviv, solely in his capacity as a Director of RealTimeImage Ltd.

REALTIMEIMAGE, INC.

By:	/s/ Zvi Eintracht
Zvi Eintracht, Chief Executive Officer and Director

HTI ASSOCIATES, LLC

/s/ Adi Raviv
Adi Raviv, Managing Member

[Signature Page to Amendment to Asset Purchase Agreement]